企   法人         照

Corporate Business License

注册号 310106000186684

Registration No.: 310106000186684

名称

上海 声网 通信有限公司

Name:  Shanghai Hongsheng Net Telecommunication Co., Ltd.

住所

上海静安区延平路121号15楼F室

Address:  Shanghai Jing An District No. 121 YanPing Road 15 Floor Unit F

法定代表人 茆俊宝

               注册 本 人民        仟  佰万元

Legal Representative:  Mao JunBao

Registered Capital:  RMB 23 million

公司类型

 有限   任公司（国内合)

                    收 本 人民  仟  佰万元

Company Type:  Limited Liability (Domestic)

Paid up Capital:  RMB 23 million

   范   算机网 及通信系  域内的“四技”服 ，子支付平台的  ，算机网   及通信

           品，从事  物及技  的 出口  。[企   及行政   可的，凭许可]

Business Scope: IT and networks systems technology development, technology transfer, consulting services, provision of related technical service and training, development of Electronics-payment platform, Information and Communication Technology related equipment and products, conducts import export trading for goods and technology. (for activities requiring administrative approval, subject to such approval being granted)

件 号 06000000201106070021 Cert No: 06000000201106070021	上海市工商行政管理局静安分局 Stamped by the State Administration for Industry and Commerce, Shanghai Jing An Sub-branch 2011年6 月 7日 7 June 2011
企 060000032006112900056 Company Code 060000032006112900056
成立日期 2006年11 月 29日 Date of Establishment : 29 November 2006

  期限

2006年11 月 29日 至2026年11月28日

Operating tenure :  29 November 2006 to 28 November 2026

  照有效期  2011年6 月 7日 至2026年11月28日

License validity period:  7 June 2011 to 28 November 2026